SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2003

barnesandnoble.com inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-26063	13-4048787

(Commission File Number)	(IRS Employer Identification No.)

76 Ninth Avenue, New York, NY	10011

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (212) 414-6000

(Former Name or Former Address, if Changed Since Last Report )

Item 5. Other Events and Required FD Disclosure

     On November 7, 2003, barnesandnoble.com inc. (the “Company”) announced that a special committee of independent directors will evaluate the proposal by Barnes & Noble, Inc. (“Barnes & Noble”) to purchase in a merger transaction for $2.50 in cash each share of the Company’s common stock that its does not currently own. A copy of this press release is attached hereto as Exhibit 99.1. Also attached hereto is a copy of the letter addressed to the special committee from Barnes & Noble setting forth Barnes & Noble’s proposal.

Item 7. Financial Statements, Financial Information and Exhibits

(c)	Exhibits

99.1	Press Release of barnesandnoble.com inc., dated November 7, 2003.

99.2	Letter to the Special Committee of the Board of Directors of barnesandnoble.com inc., dated November 7, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

barnesandnoble.com inc. (Registrant)

By:/s/ Kevin M. Frain

Date: November 12, 2003	Name: Kevin M. Frain Title: Chief Financial Officer